--------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  --------
                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 14(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                  --------


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 15, 1997

                       SCIENTIFIC GAMES HOLDINGS CORP.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





           DELAWARE                        000-22298              13-3615274
(STATE OF OTHER JURISDICTION OF    (Commission File Number)   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)



                        1500 BLUEGRASS LAKES PARKWAY
                          ALPHARETTA, GEORGIA 30201
                               (770) 664-3700

(Address, including zip code, and telephone number, including area code, or Registrant's principal executive offices)


                                  --------

--------------------------------------------------------------------------------

Item 2.      Acquisition or Disposition of Assets

(a) On April 15, 1997, Scientific Games Holdings Corp. (the "Company") acquired through a wholly owned Austrian Subsidiary, the shares of capital of Tele Control, an Austrian subsidiary of Autotote Corporation, a United States corporation. The name of Tele Control was changed to Scientific Games Kommunikations-und
             Computersysteme Gesellschaft mbH ("Tele Control"). Tele Control is an on-line lottery and transaction processing company located in Vienna, Austria, with a European customer base. The office located in Vienna will continue to be utilized by the Company.

(b) The consideration paid was $26.6 million and was paid from the Company's cash reserves and from borrowings of $23 million under the Company's existing Bank Credit Agreement with First Union National Bank as lead lender. The principles followed in determining the amount of the consideration were historical earnings, market share and future growth potential. The Company expects to recognize a one-time write-off for in-process technology related to this acquisition. The exact amount of the write-off will be determined and reflected in the consolidated financial statements of the Company for the quarter ending
             June 30, 1997.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits
(a)   Financial Statements of Business Acquired

The following audited financial statements of Tele Control are included in Appendix A hereto and incorporated herein by reference (These Financial Statements were prepared in accordance with Austrian statutory requirements which may differ from U.S. generally accepted accounting principles):

         -          Auditor's Opinion
         -          Income Statement for the year ended October 31, 1996
         -          Balance Sheet as of October 31, 1996
         -          Cash Flow from Operations for the year ended October 31,
                    1996
         -          Notes to the Financial Statement at October 31, 1996

The following unaudited financial statements of Tele Control are included in Appendix B hereto and incorporated herein by reference (These Financial Statements were prepared in accordance with Austrian statutory requirements which may differ from U.S. generally accepted accounting principles):

         - Unaudited Condensed Consolidated Income Statement for the three months ended January 31, 1997
         -          Unaudited Condensed Consolidated Balance Sheet as of
                    January 31, 1997
         - Unaudited Condensed Statement of Cash Flows for the three months ended January 31, 1997
         - Notes to the Unaudited Condensed Financial Statements at January 31, 1997

(b)   Pro Forma Financial Information

         The pro forma financial information is included in Appendix C hereto and incorporated herein by reference. The proforma financial information does not include the anticipated one-time write-off for in-process technology referenced in Item 2 (b) above.

(c)   Exhibits

      #23.1                                     Consent of Independent Auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SCIENTIFIC GAMES HOLDINGS CORP.


                                            By: /s/ Cliff O. Bickell
                                               ---------------------------------
                                                    Cliff O. Bickell
                                               Vice President, Treasurer and
                                               Chief Financial Officer


Date: June 30, 1997

                                 APPENDIX A

                            FINANCIAL STATEMENTS

                                TELE CONTROL

                         Year ended October 31, 1996
                     with Report of Independent Auditors

                         Report on the Audit of the
                 Financial Statements as of October 31, 1996

                      TELE CONTROL KOMMUNIKATIONS- UND
                      COMPUTERSYSTEME GESELLSCHAFT mbH
                                   VIENNA

                                (TRANSLATION)

                 KPMG Alpen-Treuhand Gesellschaft mbH/102597
                              November 22, 1996
                This report contains 20 pages and 5 exhibits
kpmg  Alpen-Treuhand Gesellschaft mbH
102597



TABLE OF CONTENTS


                                                                                                           PAGE


1.       Audit engagement and performance.....................................................................1

2.       Legal and economic status of the Company.............................................................1

2.1.     The Company's legal status...........................................................................1

2.2.     Tax status...........................................................................................1

2.3.     Economic status......................................................................................1
2.3.1.   Overview.............................................................................................1
2.3.2.   Significant long-term contracts and commitments......................................................1

3.       Summarized comments on the financial statements......................................................1

3.1.     Accounting and valuation principles..................................................................1

3.2.     Structure of assets and financial position...........................................................1

3.3.     Earnings position....................................................................................1

4.       Accounting system....................................................................................1

5.       Result of the audit and auditors' opinion............................................................1

kpmg  Alpen-Treuhand Gesellschaft mbH
102597


EXHIBITS

                                                                                                   EXHIBIT/PAGE

Balance Sheet as of 1995/96
   with prior year's comparative figures in thousand
   Austrian Schilling (TATS)                                                                          I/1-2

Income Statement for the Fiscal Year 1995/96
   with prior year's comparative figures in thousand
   Austrian Schilling (TATS)                                                                           II

Notes to the Financial Statements for the Fiscal Year 1995/96
   (including Appendices 1 and 2)                                                                   III/1-15

Management Report 1995/96 (not translated)                                                           IV/1-3

General Conditions of Contract                                                                          V








NOTE:

When totalling up rounded amounts and percentages calculation variances may occur due to the use of automatic calculation aids.

kpmg     Alpen-Treuhand Gesellschaft mbH
102597


1.    AUDIT ENGAGEMENT AND PERFORMANCE


1        The management of


                TELE CONTROL KOMMUNIKATIONS- UND COMPTERSYSTEME
                           GESELLSCHAFT mbH, VIENNA
          (in the following abbreviated "TELE CONTROL" or "Company")

         appointed us AUDITORS of the financial statements as of 1995/96, the accounting system and the management report.

         We carried out the audit in November 1996 at the Company's premises in Vienna's 13th district, Klitschgasse 4.

2 PARTNER IN CHARGE of the engagement is Mr. Dr. Gottwald Kranebitter, Austrian CPA.

3 Our audit was BASED on the books, correspondence and other records of the Company. The additional EVIDENCE AND EXPLANATIONS required by us were provided by the managing director and the Company's officers and staff indicated by him.

4 The audit is a VOLUNTARY audit and was performed in compliance with auditing principles specified in ss. 269 Austrian Commercial Code.

         The audit is based on the GENERAL CONDITIONS OF CONTRACT FOR CPA SERVICES (see Exhibit V) issued by the Austrian Chamber of Public Accountants and agreed upon with the Company.

5 In performing our audit, we observed the AUDIT PRINCIPLES generally accepted in Austria. The scope of our work did not extend to areas which are usually covered by special engagements.

6 The nature and extent of our audit procedures are documented in our WORKPAPERS.

7 We obtained the Company's representation confirming the COMPLETENESS of the financial statements and of the management report.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597


8 We agreed with the Company to issue an abbreviated audit report. Thus, details and comments on financial statement items as well as a description of accounting and valuation principles are omitted from our report.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597


         2.       LEGAL AND ECONOMIC STATUS OF THE COMPANY


         2.1.     THE COMPANY'S LEGAL STATUS


9 The Company was established under the ARTICLES OF INCORPORATION dated August 5, 1985.

         By shareholders' resolution and merger contract dated May 28, 1994, the Company merged with BEFINA Beteiligung Gesellschaft mbH, TELE CONTROL being the acquiring Company.

10 The Company is registered in the OFFICIAL TRADE REGISTER at the Commercial Court Vienna under number 83200 d.

11 The COMPANY'S BUSINESS as described in the articles of incorporation comprises the following:

         a) planning, developing, installation and processing of telecommunications systems,

         b) offering services in automated EDP and IT,

         c) supply and distribution of computer systems and

         d) trade with industry related products.

12 The FINANCIAL YEAR begins November 1 and ends October 31 of the following year.

13 The Company's OFFICERS are named in the notes to the financial statements (Exhibit III).

14 As of 1995/96, the NOMINAL SHARE CAPITAL of TATS 500 is solely owned by AUTOTOTE Corporation, New York, USA.

15 The audited Company is a SMALL CORPORATION according toss. 221 Austrian Commercial Code.

16 By WRITTEN SHAREHOLDERS' RESOLUTION dated January 19, 1996, the following major decisions were approved:

         - the financial statements as of 1995/96, with a total balance sheet amount of ATS 169.504.666,62 were approved;
         - the result for the year amounting to ATS 20.105.725,82 was confirmed;

kpmg  Alpen-Treuhand Gesellschaft mbH
102597


         - the net income amounting to ATS 65.505.755,24, consisting of the profit carried forward of 45.400.029,42 and the net income of the year of ATS 20.105.725,82, shall be carried forward;
         - the management's acts for the year 1995/96 have been ratified.




         2.2.   TAX STATUS

17 The Company is registered with the FINANZAMT FUR KORPERSCHAFTEN (Tax authority for corporate entities) under REGISTRATION NO 420/9418.

         The latest ASSESSMENTS were made for corporate and local income taxes and VAT for the fiscal year 1993 and property tax as of January 1, 1993.

         The latest TAX AUDIT covered federal and local income taxes, VAT and property tax for the years 1991 to 1993; it was completed in 1996.

         As of balance sheet date, there were no substantial TEMPORARY DIFFERENCES BETWEEN THE STATUTORY BALANCE SHEET AND THE TAX FIGURES.

         The Company's tax advisor is Mr. DDr. Kurt Bernegger, Vienna.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597


         2.3.   ECONOMIC STATUS


         2.3.1.   OVERVIEW


18 The Company develops and markets specific computer software for long-distance data transmission which is mainly used for on-line lotteries and betting-systems as well as by banks and credit card companies. Software developed by the Company is used by Lotteries in Austria, Switzerland, The Netherlands and Germany. There are ongoing sales negotiations with further lotteries. In addition to the development of software the Company provides computer hardware to its key accounts which is purchased from different vendors.

         During the fiscal year 1995/96 TELE CONTROL shipped hardware to German Lotteries and installed the software for these projects. Due to the already complete billing for the hardware there was a significant rise in sales and cost of goods sold compared to previous year. The billings for software are executed as far as the installation is concluded and approved by the customers.

19       TELE CONTROL employed in average 107 employees (previous year: 109).

kpmg  Alpen-Treuhand Gesellschaft mbH
102597



         2.3.2.   SIGNIFICANT LONG-TERM CONTRACTS AND COMMITMENTS




20       CO-OPERATION AGREEMENT


         In 1993 TELE CONTROL signed a co-operation agreement with "IDJ", a french lottery company, for the installation of betting-systems for six german state lotteries. The sales amount resulting from this agreement will be ATS 344 mio. or DEM 48,8 mio. All services are billed to "IDJ" which is the main contractor for these projects.

         Most of the software installation was completed by February 1996.

         Due to adjustments of the hardware attributable to the contract partner there is a delay in the final completion of the installation. However, the Company reckons that the installation will be completed in course of the business year 1996/97.

         According to an agreed instalment plan TELE CONTROL received payments during the business year 1995/96 which amounted to approx. DEM 12,8 mio. (ATS 91 mio.). Out of the amount agreed upon of DEM 48,8 mio. (ATS 344 mio.) DEM 30,6 mio. (ATS 216 mio.) have been paid to the Company until balance sheet date.



         LEASE AGREEMENT


         The Company's offices in Klitschgasse 4 are leased from IMMOC Immobilien- und ComputerleasinggmbH. As stipulated in a memorandum dated May 15, 1991, the contract was entered for an indefinite period of time. TELE CONTROL gave up the right to terminate the contract for the first 15 years. The Company paid ATS 15 mio. as an advance rent payment for the first 15 years which were capitalized and amortized over the period for which lease termination is not possible.

         As a safeguarding deposit the tenant received ATS 1,2 mio.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597



         3. SUMMARIZED COMMENTS ON THE FINANCIAL STATEMENTS


         3.1. ACCOUNTING AND VALUATION PRINCIPLES


         The accounting and valuation principles are presented in the notes to the financial statements (Exhibit III).



         3.2. STRUCTURE OF ASSETS AND FINANCIAL POSITION


21 The following is a comparison of assets, equity and liabilities summarized under operational aspects. The development provides information about the Company's financial position.


                                                                Oct. 31, 1996        Oct. 31, 1995    Change
                                                                  TATS      %        TATS       %      TATS
                                                                --------------------------------------------
  ASSETS

  FIXED ASSETS
  Intangible assets                                              10.858     7,7      12.166     7,2   -1.308
  Tangible assets                                                18.739    13,3      21.719    12,8   -2.980
                                                                --------------------------------------------
                                                                 29.597    21,0      33.885    20,0   -4.288
  Financial assets                                                1.082     0,8       1.082     0,6        0
                                                                --------------------------------------------
                                                                 30.679    21,8      34.967    20,6   -4.288
  CURRENT ASSETS AND PREPAID EXPENSES
  Inventories                                                    14.554    10,3      43.782    25,8  -29.228
  Accounts receivable - trade                                    25.130    17,9      29.752    17,6   -4.622
  Accounts receivable - affiliates                               57.252    40,7      53.930    31,8    3.322
  Cash                                                            7.599     5,4       2.209     1,3    5.390
  Other assets, prepaid expenses and deferred                     5.408     3,9       4.865     2,9      543
                                                                --------------------------------------------
                                                                109.943    78,2     134.538    79,4  -24.595
                                                                --------------------------------------------
                                                                140.622   100,0     169.505   100,0  -28.883
                                                                ============================================

kpmg    Alpen-Treuhand Gesellschaft mbH
102597



                                                                 Oct. 31, 1996       Oct. 31, 1995       Change
                                                                   TATS      %       TATS       %         TATS
                                                                ------------------------------------------------
  LIABILITIES AND SHAREHOLDER'S EQUITY
  SHAREHOLDER'S EQUITY AND RESERVES
  Share capital                                                     500     0,3         500     0,3            0
  Retained earnings                                                   0     0,0       3.544     2,1       -3.544
  Net income                                                     83.945    59,7      65.506    38,6       18.439
                                                                ------------------------------------------------
                                                                 84.445    60,0      69.550    41,0       14.895
  Valuation reserve                                               2.651     1,9       3.758     2,2       -1.107
  Untaxed reserves                                                5.062     3,6       8.099     4,8       -3.037
                                                                ------------------------------------------------
                                                                 92.158    65,5      81.407    48,0       10.751
  LONG-TERM LIABILITIES
  Accrued severance payments                                      3.756     2,7       2.879     1,7          877

  SHORT-TERM LIABILITIES AND DEFERRED INCOME
  Advance payments received                                       3 838     2,7      44.026    26,0      -40.188
  Accounts payable - trade                                        4.767     3,4      14.851     8,8      -10.084
  Accounts payable - affiliates                                   7.119     5,1           0     0,0        7.119
  Other short-term liabilities                                   11.374     8,1      11.283     6,7           91
  Accrued income taxes and other accruals                        17.610    12,5      15.059     8,8        2.551
                                                                ------------------------------------------------
                                                                 44.708    31,8      85.219    50,3      -40.511
                                                                ------------------------------------------------
                                                                140.622   100,0     169.505   100,0      -28.883
                                                                ================================================


22 The main changes in assets and financial position are due to the following reasons:

         The decrease in inventories results from the shipment of hardware and the installation of software for major projects at German Lotteries in course of the business year 1995/96. The trade receivables consist mainly of billings for these projects and are due from the main contractor "IDJ" (ref 19). Billings to and payments from "IDJ" follow an agreed upon schedule. The outstanding amount at a certain point of time, therefore, depends on the schedule and the partner's adherence to the contract.

         Receivables from affiliates relate to a loan and interest thereon granted to the parent company. This year's increase results from interest accrued for the business year 1995/96.

kpmg   Alpen-Treuhand Gesellschaft mbH
102597



         The decrease of advance payments is due to their set-off with billings to "IDJ". Due to the shipment of hardware for major projects at German Lotteries and the related cash inflow the Company was able to decrease accounts payable.

         The payables due to affiliates refer to the management fee charged to TELE CONTROL by the parent company for the first time in 1995/96. This management fee includes the salary of the managing director.

kpmg    Alpen-Treuhand Gesellschaft mbH
102597


23 The following ratios are derived from the balance sheets as of October 31, 1996, 1995, and 1994:


                                                                                            October 31,
                                                                                      1996     1995      1994
                                                                                      -----------------------
         FIXED ASSETS COVERAGE:

                         Equity + Long-term liabilities                               3,13     2,41      1,92
                         ------------------------------
                                  Fixed assets

         DEBT TO EQUITY RATIO:

                                 Liabilities                                          0,53     1,08      1,08
                                 -----------
                                   Equity

         INTENSITY OF FIXED ASSETS:

                              Fixed assets x 100                                        22%      21%       26%
                              ------------------
                                 Total assets

         CAPITAL INVESTMENT FACTOR:

                             Capital investments                                      0,41     1,26      1,00
                             -------------------
                          Depreciation for the year

         INVENTORY INTENSITY:

                              Inventories x l00                                         10%      26%       11%
                              -----------------
                                Total assets

         LIQUIDITY:
                    Cash and cash equivalents + Current assets                        0,85     0,43      1,16
                    ------------------------------------------
                              Short-term liabilities

         WORKING CAPITAL (TATS):                                                    65.235   49.319    29.976

         WORKING CAPITAL RATIO:

                                Current assets                                        2,46     1,58      1,48
                                --------------
                            Short-term liabilities


kpmg  Alpen-Treuhand Gesellschaft mbH
102597



24 The following statement of cash flows is derived from the financial statements of the previous two years and shows the SOURCE AND ALLOCATION OF FUNDS in 1995/96 and 1994/95:



                                                                                          1995/96      1994/95
                                                                                            TATS        TATS
                                                                                          --------------------
  CASH FLOWS FROM OPERATING ACTIVITIES

  OPERATIONAL CASH FLOWS
  Net income before changes in reserves                                                    10.750       21.349
  Amortization of intangible and depreciation of tangible fixed assets                      8.607        7.957
  Write-up of intangible assets and tangible fixed assets due to the tax audit               -828            0
  Depreciation of financial assets                                                              0           53
  Change in long-term accruals                                                                877          435
                                                                                          -------     --------
                                                                                           19.406       29.794
  CHANGE IN CURRENT ASSETS
  Inventories                                                                              29.228      -30.304
  Accounts receivable - trade                                                               4.622      -20.451
  Accounts receivable - affiliates                                                         -3.322      -47.201
  Other assets, prepaid expenses and deferred charges                                        -543       -3.051
                                                                                          -------     --------
                                                                                           29.985     -101.007
  CHANGE IN CURRENT LIABILITIES
  Accounts payable - trade                                                                -10.084       10.413
  Accounts payable - affiliates                                                             7.119            0
  Advance payments                                                                        -40.188        5.677
  Other liabilities, accruals and deferred income                                           2.642        6.657
                                                                                          -------     --------
                                                                                          -40.511       22.747
                                                                                          -------     --------
                                                                                            8.880      -48.466
  CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to intangible assets and tangible fixed assets                                 -3.764      -12.145
  Disposals of intangible assets and tangible fixed assets                                    274        2.082
  Investments in financial assets                                                               0         -388
                                                                                          -------     --------
                                                                                           -3.490      -10.451
                                                                                          -------     --------
  CHANGE IN CASH ON HAND AND IN BANKS                                                       5.390      -58.917
                                                                                          =======     ========


         The cash flows from operating activities result mainly from the sale of goods and the billings for projects. Out of this operational cash flows only a part was used for capital investments. As a result net cash increased.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597

         3.3. EARNINGS POSITION


25 The following schedule presents condensed income statement for the years ended 1995/96 and 1995/96 and the changes in net income:



                                                                   1995/96                      1994/95          Change
                                                          TATS                 %           TATS         %         TATS
                                                        ----------------------------------------------------------------
  Net sales                                              264.996             103,5        151.243      87,8      113.753
  Change in work in process                              -16.213              -6,3         16.318       9,4      -32.531
                                                        ----------------------------------------------------------------
                                                         248.783              97,2        167.561      97,2       81.222
  Other operating income                                   7.134               2,8          4.780       2,8        2.354
                                                        ----------------------------------------------------------------
  INCOME FROM OPERATIONS                                 255.917             100,0        172.341     100,0       83.576

  Cost of goods purchased                               -116.917             -45,5        -39.508     -22,9      -76.909
  Personnel expenses                                     -77.987             -30,5        -70.262     -40,8       -7.725
  Amortization of intangible and depreciation of
  tangible fixed assets                                   -8.607              -3,4         -7.958      -4,6         -649
  Operational taxes                                         -367              -0,1           -242      -0,1         -125
  Other operating expenses                               -38.665             -15,1        -24.833     -14,5      -13.832
                                                        ----------------------------------------------------------------
  OPERATING EXPENSES                                    -242.043             -94,6       -142.803     -82,9      -99.240
                                                        ----------------------------------------------------------------
  OPERATING RESULT                                        13.874               5,4         29.538      17,1      -15.664
  Financial result                                         3.846               1,5          3.507       2,1          339
                                                        ----------------------------------------------------------------
  ORDINARY BUSINESS RESULT                                17.720               6,9         33.045      19,2      -15.325
  Extraordinary financial result                               0               0,0            -53      -0,1           53
                                                        ----------------------------------------------------------------
  NET INCOME BEFORE INCOME TAXES                          17.720               6,9         32.992      19,1      -15.272
  Taxes on income                                         -6.970              -2,7        -11.643      -6,7        4.673
                                                        ----------------------------------------------------------------
  NET INCOME BEFORE CHANGES IN RESERVE                    10.750               4,2         21.349      12,4      -10.599
  Changes in reserves                                      7.689               3,0         -1.243      -0,7        8.932
                                                        ----------------------------------------------------------------
  NET INCOME                                              18.439               7,2         20.106      11,7       -1.667
                                                        ================================================================


kpmg   Alpen-Treuhand Gesellschaft mbH
102597


         A comparison of the single revenue components to the previous year shows the following development:


                                                                     1995/96             1995/96         Change
                                                                 TATS       %        TATS        %        TATS
                                                               -------------------------------------------------

1.   Revenues from software development                         54.230     20,5      87.799     58,1     -33.569
2.   Sales of goods                                            172.592     65,1      28.029     18,5     144.563
3.   Revenues from software maintenance                         29.069     11,0      28.908     19,1         161
4.   Revenues from computer center services                      9.001      3,4       6.742      4,5       2.259
5.   Other revenues and discounts                                  104      0,0        -235     -0,2         339
                                                               -------------------------------------------------
                                                               264.996    100,0     151.243    100,0     113.753
                                                               =================================================

         Due to shipments of computer hardware to major German Lottery projects revenues from sales of goods increased significantly, while revenues from software development decreased compared to prior year. A considerable increase in sales was reported from services offered by the computer center.

         In compliance with the increase in sales there was also an increase in cost of goods purchased. In general the net value added (income from operation less cost of goods purchased) decreased from 77,1 % for the previous year to 54,5 % in 1995/96. Both, the increase of the other operating expenses and the personnel expenses are the main reasons for the decrease of the operating result. The increase of the other operating expenses resulted from the higher amounts spent on fairs and exhibitions, a significant increase in travel expenses as well as the management fee paid to the parent company.

         The financial result relates basically to interest charged for the loan to the parent company.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597


26 The following ratios can be derived from the financial statements of the last three years:


                                                                             1995/1996  1994/1995
                                                                             --------------------
         RETURN ON ASSETS:

                             Operating result x 100                               9%       20%
                             ----------------------
                              Average total assets

         RETURN ON SALES:

                             Operating result x 100                               5%       20%
                             ----------------------
                                    Net sales

         RECEIVABLES TURNOVER:
                                    Net sales                                  9,66      7,75
                      ------------------------------------
                      Average accounts receivables balance

         INVENTORY TURNOVER:

                                    Purchases                                  3,99      1,38
                              -------------------
                              Average inventories

         PAYABLES TURNOVER:

                                   Purchases                                  11,87      4,10
                            ----------------------
                            Average trade payables

         RETURN ON SHAREHOLDERS' EQUITY:

                            Income before taxes x 100                            20%       47%
                          ----------------------------
                          Average shareholders' equity


kpmg  Alpen-Treuhand Gesellschaft mbH
102597

         4. ACCOUNTING SYSTEM


27 Business transactions are recorded based on manually or automatically prepared documents and processed by using a central EDP System (Brand DEC, Type VAX VMS 6.2). Fixed assets accounting as well as parts of the compilation of financial statements are performed outside the Company.

         The CHART OF ACCOUNTS is established as recommended by the Austrian Chamber of Public Accountants. The financial statements could be directly traced to the general and sub-ledger accounts.

         The accounting documents are filed in systematical and chronological orders and adequately reflect the underlying business transactions.

         POSTINGS to the accounts were made completely and on a timely basis, following systematic criteria.

         INTERNAL CONTROL PROCEDURES are in place and provide reasonable assurance that transactions are completely, timely and correctly recorded.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597


         5. RESULT OF THE AUDIT AND AUDITORS' OPINION




28       ACCOUNTING SYSTEM


         From our audit (both, substantive and systems tests) we obtained evidence that generally accepted accounting principles were complied with and internal control procedures were adequate and effective.



29       FINANCIAL STATEMENTS


         The format and classification of the balance sheet and income statement as well as the valuation of individual assets and liabilities are in compliance with the Austrian Commercial Code. Identifiable risks are reserved for by means of write-downs, accruals and provisions.

         The notes to the financial statements include all disclosures as required by the Austrian Commercial Code to provide a true and fair view of the Company's financial position and performance.



30       MANAGEMENT REPORT


         The management report includes all information as required by ss. 243 Austrian Commercial Code and presents a true and fair view of the Company's economic status.



31       EVIDENCE AND EXPLANATIONS


         The Company's representatives have sufficiently rendered all evidence and explanations requested by us.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597


32       DISCLOSURE PURSUANT TOSS. 273 (2) AUSTRIAN COMMERCIAL CODE


         During the performance of our audit we did not note any facts which questioned the Company's ability to continue as a going concern or which indicated a material offence of the Company's legal representatives against Austrian law or the Company's articles of incorporation.



33       ABBREVIATED REPORTING


         The abbreviated reporting agreed upon with the Company relates to the accounting and valuation principles as well as to details and comments on financial statement items.

kpmg  Alpen-Treuhand Gesellschaft mbH
102597




         AUDITORS' OPINION


         As there are no objections, we express the following unqualified opinion on the FINANCIAL STATEMENTS AS OF OCTOBER 31, 1996, of

               TELE CONTROL KOMMUNIKATIONS- UND COMPUTERSYSTEME
                           GESELLSCHAFT mbH, VIENNA:


                     "As the result of our due audit we can certify that the accounting records and the financial statements comply with the legal regulations. The financial statements give a true and fair view of the Company's assets, the liabilities, financial position and profit or loss in conformity with generally accepted accounting principles. The management report corresponds with the financial statements."

         Vienna, 1995/96

                                 KPMG ALPEN-TREUHAND GESELLSCHAFT MBH
                                       Wirtschaftsprufungs- und
                                     Steuerberatungsgesellschaft




                     (signed)                                (signed)
             Dr. Gottwald Kranebitter              ppa Mag. Helmut Kerschbaumer
                         Austrian Certified Public Accountants

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                             EXHIBIT I/1
102597


BALANCE SHEET AS OF OCTOBER 31, 1996
with prior year's comparative figures in thousand Austrian Schilling (TATS)

ASSETS:

                                                                          Oct. 31, 1996  Oct. 31, 1996
                                                                                ATS            ATS
                                                                          ----------------------------
A. FIXED ASSETS
     I.    INTANGIBLE ASSETS
           1. Industrial property rights and similar rights                 10,000,000.00       11,000
           2. Software licenses                                                857,592.00        1,166
                                                                           ---------------------------
                                                                            10,857,592.00       12,166
    II.    PROPERTY, PLANT AND EQUIPMENT
           1. Land with buildings and buildings on non-owned land            4,490,139.00        3,817
           2. Machinery and equipment                                        8,907,739.00       10,659
           3. Tools, furniture and fixtures                                  5,340,885.00        7,243
                                                                           ---------------------------
                                                                            18,738,763.00       21,719
    III.   FINANCIAL ASSETS
           1. Non current securities                                         1,082,194.00        1,082
                                                                          ----------------------------
                                                                            30,678,549.00       34,967

B. CURRENT ASSETS
    I.     INVENTORIES
           1. Work in process                                               13,582,892.00       29,795
           2. Goods for resale                                                 971,153.86       13,987
                                                                           ---------------------------
                                                                            14,554,045.86       43,782
    II.    ACCOUNTS RECEIVABLE
           1. Accounts receivable - trade                                   25,129,682.23       29,752
           2. Accounts receivable - affiliates                              57,252,321.78       53,930
           3. Other receivables                                              3,623,073.44        3,027
                                                                           ---------------------------
                                                                            86,005,077.45       86,709
    III.   CASH ON HAND AND IN BANKS                                         7,599,163.97        2,209
                                                                           ---------------------------
                                                                           108,158,287.28      132,700

C. PREPAID EXPENSES AND DEFERRED CHARGES                                     1,785,125.66        1,838
                                                                           ---------------------------
                                                                           140,621,961.94      169,505
                                                                           ===========================

                                     A-22

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                             EXHIBIT I/2
102597

  LIABILITIES AND SHAREHOLDER'S EQUITY:


                                                                                         Oct. 31, 1996     Oct. 31, 1996
                                                                                              ATS               TATS
                                                                                         -------------------------------
A. SHAREHOLDER'S EQUITY
     I.   SHARE CAPITAL                                                                      500,000.00              500
     II.  RESERVES
          1. Retained earnings                                                                     0.00            3,544
     III. NET INCOME                                                                      83,944,623.21           65,506
                                                                                         -------------------------------
                                                                                          84,444,623.21           69,550

B. UNTAXED RESERVES
    1. Valuation reserve from special depreciation for tax purposes according to Section 13 Income Tax Act 1988, Section 8 and 122 Income Tax Act 1972
       a) Industrial property rights and similar rights                                       13,082.00               14
       b) Land with buildings and buildings on non-owned land                                432,674.00              441
       c) Tools, furniture and fixtures                                                    2,205,151.00            3,303
                                                                                         -------------------------------
                                                                                           2,650,907.00            3,758
    2. Other untaxed reserves                                                              5,062,027.00            8,099
                                                                                         -------------------------------
                                                                                           7,712,934.00           11,857

C. ACCRUALS
    1. Accrued severance payments                                                          3,755,804.00            2,879
    2. Accrued income taxes                                                                4,825,322.00            5,387
    3. Other accruals                                                                     12,785,096.20            9,672
                                                                                         -------------------------------
                                                                                          21,366,222.20           17,938
D. LIABILITIES
    1. Advance payments received                                                           3,838,168.79           44,026
    2. Accounts payable - trade                                                            4,766,850.98           14,851
    3. Accounts payable-affiliates                                                         7,118,546.00                0
    4. Other liabilities                                                                   6,622,068.72            6,375
                                                                                         -------------------------------
                                                                                          22,345,634.49           65,252
E. DEFERRED INCOME                                                                         4,752,548.04            4,908
                                                                                         -------------------------------
                                                                                         140,621,961.94          169,505
                                                                                         ===============================

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                              EXHIBIT II
102597


INCOME STATEMENT FOR THE FISCAL YEAR 1995/96 with prior year's comparative figures in thousand Austrian Schilling (TATS)


                                                                                    1995/96                1994/95
                                                                                      ATS                    TATS
                                                                               ------------------------------------
Net sales                                                                       264,995,974.79              151,243
Decrease/Increase in work in process                                            -16,212,612.97               16,318
Other operating income
a) Income from disposal of fixed assets excluding financial assets                1,008,451.00                  127
b) Income from the reversal of accruals                                              92,475.00                  605
c) Other                                                                          6,032,861.18                4,049
                                                                               ------------------------------------
                                                                                  7,133,787.18                4,781
Cost of materials and services purchased                                       -116,417,100.91              -39,508
Personnel expenses
a) Wages                                                                          -560,033.80                  -416
b) Salaries                                                                    -60,025,955.88               -53,387
c) Expenses for severance payments                                              -1,502,906.48                  -435
d) Expenses for statutory social security and payroll related taxes
   and contributions                                                           -14,329,433.33               -13,699
e) Other social benefits                                                        -1,569,099.26                -2,326
                                                                               ------------------------------------
                                                                               -77,987,428.75               -70,263
Amortization of intangible and depreciation of tangible fixed assets            -8,607,001.00                -7,958
Other operating expenses
a) Taxes, other than on income                                                    -366,579.61                  -242
b) Sundry                                                                      -38,664,841.71               -24,832
                                                                               ------------------------------------
                                                                               -39,031,421.32               -25,074
                                                                               ====================================
SUBTOTAL FROM LINE 1. TO 7.                                                     13,874,197.02                29,539
Income from interest, securities and similar income (thereof from
affiliates: ATS 3326168.41000; 1994/95: TATS 2071.254)                           4,181,559.95                 4,017
Extraordinary depreciation of financial assets                                           0.00                   -53
Interest and similar expenses                                                     -335,466.73                  -510
                                                                               ------------------------------------
SUBTOTAL FROM LINE 9. TO 11.                                                     3,846,093.22                 3,454
                                                                               ------------------------------------
ORDINARY BUSINESS RESULT                                                        17,720,290.24                32,993
Taxes on income                                                                 -6,970,417.00               -11,644
                                                                               ------------------------------------
NET INCOME BEFORE CHANGES IN RESERVES                                           10,749,873.24                21,349
Reversal of untaxed reserves                                                     5,038,858.13                 5,840
Reversal of other reserves                                                       4,751,878.40                     0
Allocation to untaxed reserves                                                    -894,117.40                -3,539
Allocation to other reserves                                                    -1,207,624.40                -3,544
Profit carried forward                                                          65,505,755.24                45,400
                                                                               ------------------------------------
NET INCOME                                                                      83,944,623.21                65,506
                                                                               ====================================



TELE CONTROL KOMMUNIKATIONS-UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA

                                                                   EXHIBIT III/1

                       NOTES TO THE FINANCIAL STATEMENTS

                         FOR THE FISCAL YEAR 1995/96

                                 (TRANSLATION)

TELE CONTROL KOMMUNIKATIONS-UND                                    EXHIBIT III/2
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA




     TABLE OF CONTENTS



                                                                                       PAGE

     1.    Notes to the financial statements............................................. 3
     1.1.  Accounting and valuation principles........................................... 3
     1.2.  General comments on the balance sheet and income statement.................... 6
     1.3.  Disclosures relating to the balance sheet..................................... 6
     1.4.  Information relating to the income statement..................................14

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                           EXHIBIT III/3



1. NOTES TO THE FINANCIAL STATEMENTS

1.1. ACCOUNTING AND VALUATION PRINCIPLES

GENERAL

The financial statements were prepared under consideration of Generally Accepted Accounting Principles as applied in Austria, giving a true and fair view of the Company's financial position and performance.

Inclusion, valuation and presentation of any item of the financial statements was prepared according to the requirements of the Austrian Commercial Code and taking into account the special regulations for corporations.


INTANGIBLE ASSETS


Intangible assets acquired from third parties are valued at cost reduced by amortization based on the expected useful life, if applicable.


PROPERTY, PLANT AND EQUIPMENT


Property, plant and equipment are valued at cost less ordinary depreciation.

Ordinary depreciation is based on the expected useful life and is applied, according to Tax Law requirements, on a straight-line basis.

Low value assets up to ATS 5.000 are fully depreciated in the year of acquisition.

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                           EXHIBIT III/4


FINANCIAL ASSETS


Financial assets are valuated at cost. If necessary, an extraordinary write down is made to reflect a lower market value as of balance sheet date.


MISCELLANEOUS

Fixed assets were adjusted on November 1, 1995, to amounts resulting from a tax audit for the business years 1991 to 1993.


INVENTORIES


Inventories are valued at cost. If replacement values as of balance sheet date were lower, these values were used.


Work in process is valued at costs incurred for unfinished projects up to balance sheet date. In particular these costs consist of:


a)   direct labor costs,
b)   direct material costs,
c)   specific cost for services rendered,
d)   variable overhead costs,
e)   appropriate parts of fixed overhead costs.


ACCOUNTS RECEIVABLE


Accounts receivable are valued considering all recognizable risks.


ACCRUALS FOR SEVERANCE PAYMENTS AND SIMILAR EMPLOYEE BENEFITS


The accrual for employee severance payments is stated at 50% of the vested legal and contractual benefits as of balance sheet date. The reasonable economic value (calculated by

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                           EXHIBIT III/5


finance mathematical methods) is not materially different from this amount (not more than 25%).


Accruals for untaken vocation days are included in the total required amount.


TAX ACCRUALS


Tax accruals consist of not yet assessed federal and local income taxes.


OTHER ACCRUALS


Other accruals are set up for liabilities not yet precisely determinable with all identifiable risks taken into account.


LIABILITIES


Liabilities are included in the balance sheet at repayment amounts. If the value at balance sheet date exceeded the repayment amount the higher amount was used.


PRINCIPLES OF CONVERSION OF FOREIGN CURRENCY ITEMS INTO AUSTRIAN
SCHILLING


The financial statements include receivables and liabilities denominated in foreign currency which are converted into Austrian Schilling at balance sheet date.


Foreign exchange receivables are valued using the selling rate at the day of inception. A write down is recorded if the rate at balance sheet date was lower. These write downs were not directly subtracted from the receivables but booked as a reserve.

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                           EXHIBIT III/6


In general, foreign exchange liabilities are recorded using the buying rate at the date of transaction. In case of a higher rate at balance sheet date a write-up is recorded in the financial statements. For trade payables the write-up is separately presented as a reserve.


1.2 GENERAL COMMENTS ON THE BALANCE SHEET AND INCOME STATEMENT


ITEMS BELONGING TO MORE THAN ONE BALANCE SHEET SECTIONS

Trade receivables due from affiliates were included in trade receivables. Details are given in the notes to the financial statements.

Received prepayments from affiliated companies for open orders amounting to ATS 576.732,79 are included in the item "advance payments received".

1.3.  DISCLOSURES RELATING TO THE BALANCE SHEET

DISCLOSURES ON FIXED ASSET ITEMS

GENERAL

The statement of changes in fixed assets and the breakdown of depreciation can be seen in Appendix 1 to the notes. The following disclosures provide information about the calculation of the values of fixed asset items.


LAND-VALUE

The value of the land portion of the item "land with buildings" amounts to ATS 62.700,00 and is separately presented in Appendix 1.

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                           EXHIBIT III/7


TAX LAW DEPRECIATION

Special depreciation for tax purposes is presented as "valuation reserve from special depreciation" (Appendix 2 to the notes).

The statement of charges in fixed assets contains the normal depreciation as well as the depreciation according to Tax Law.

ACCUMULATED DEPRECIATION

The full depreciation of low value assets (for tax purposes) is included in additions, depreciation of the year and accumulated depreciation. They will be shown as disposals after expiration of their expected useful life of 5 years. After expiration of their useful lives the corresponding amount will be deducted from acquisition costs and accumulated depreciation.

VALUATION RESERVE FOR LOW VALUE ASSETS

A valuation reserve (for tax purposes) for low value assets included in fixed assets was set up because these items comprised a material amount of fixed asset additions in the respective business years.


FINANCIAL ASSETS

According to Section 14 of the Income Tax Act financial assets are required as funding for severance payments.

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GELLESCHAFT mbH, VIENNA                            EXHIBIT III/8

CHANGES DUE TO THE TAX AUDIT

Due to the tax audit for the years 1991 to 1993 a change in the values of fixed assets was recorded. This resulted on one hand from capitalization of previously expensed costs and on the other hand from extending the expected useful lives of some items.

The correction was booked by restating November 1, 1995, balances and was separately presented in the statement of changes in fixed assets and in the income statement.

ACCOUNTS RECEIVABLE

The following breaks down the maturity and origin of and allowances for accounts receivable:


                                           October 31,       October 31,
                                              1996              1995
                                              ATS               ATS
                                         ----------------  ----------------
1.  ACCOUNTS RECEIVABLE - TRADE            25,129,682,23     29,751,616,18
    thereof maturing later than 1 year              0,00              0,00
    thereof intercompany                    1,223,245,56      2.279,516,74
    DEDUCTED: allowances for bad debts        184,158,00         22,145,00

2.  ACCOUNTS RECEIVABLE - AFFILIATES       57,252,321,78     53,929,933,61
    thereof maturing later than 1 year              0,00              0,00

3.  OTHER RECEIVABLES                       3,623,073,44      3,026,739,28
    thereof maturing later than 1 year      1,212,607,00      1,200,000,00

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                           EXHIBIT III/9


OTHER RECEIVABLES

Other receivables consist of:

                                           Oct. 31, 1996    Oct. 31, 1995
                                               ATS                 ATS
                                        -----------------------------------
Amount due from German tax authorities     (payable)             597.266,01
Rent deposit                            1.212.607,00           1.200.000,00
Prepayment for leasing contracts          205.889,00                   0,00
Credit at suppliers                         1.047,60                   0,00
Travel advances                            11.816,00              48.516,00
Receivables from employees                151.440,00             186.720,81
VAT (not yet due)                          16.954,00             170.606,36
Receivables from foreign tax authorities  706.518,00             744.969,10
Prepaid income tax on interest              5.211,00               5.211,00
Prepaid income tax                      1.216.555,00                   0,00
Sundry                                     95.035,84              73.450,00
                                        3.623.073,44           3.026.739,28
                                        ===================================

To make sure that the accrual principle is not violated as of October 31, 1996 the following amounts for anticipative transactions were considered:

- on the account "other receivables" (sundry):

                                                   ATS
                                                ---------
- interest for an employee loan up to 10/31/96  17.890,00
- interest on securities up to 10/31/96         76.000,00
- Refund of sickpayments to employees            1.145,84
                                                ---------
                                                95.035,84
                                                =========
-    on the account "intercompany netting"

                                                 ATS
                                             ------------
- interest up to 10/31/95                    2.071.253,57
- interest up to 10/31/96                    3.326.168,41
                                             ------------
                                             5.397.421,98
                                             ============

TELE CONTROL KOMMUNIKATIONS- UN
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                          EXHIBIT III/10

PREPAID EXPENSES AND DEFERRED CHARGES

The following payments made prior to October 31, 1996, and relating to expenditures for the next business year are recorded as prepaid expenses and deferred charges:

                                                       ATS
                                                   ------------
Infotechnik Maintenance 11-12/1996                     9.249,24
Artaker Maintenance 11/1996-3/1997                     8.500,00
Standard Telephon Lease 11-12/1996                    55.452,00
ARD Subscription 11-12/1996                              600,00
Scholler Modem Lease 11-12/1996                        7.392,00
QM-Charge 11/1996-10/1997                              9.166,67
ISDN-Service Fee 11/1996-8/1997                        2.312,50
ISDN-Service Fee 11/1996-9/1997                        2.543,75
Morawa Subscription 11/1996-10/1997                    2.981,82
Digital Maintenance 11-12/1996                        93.044,71
Digital Maintenance (domestic) 11-12/1996            139.033,89
Digital Maintenance (abroad) 11-12/1996            1.250.274,09
Datentechnik Maintenance 11-12/1996                    4.716,00
Tennis Club (fringe benefits) 1.11.1996-13.4.1997     18.888,89
Heilig Snow Plough Fee 1996/97                         4.590,00
Gerling Transport insurance 11-12/1996                 5.000,00
RTS Maintenance 11/1996-2/1997                        21.666,68
Oracle Maintenance 11/1996-1/1997                     27.744,00
Oracle Maintenance 11/1996-3/1997                     21.000,00
Oracle Maintenance 11/1996-12/1996                    39.534,00
ProSoft Program-Service 11/1996-1/1997                10.641,90
Lease Stuttgart 11/1996                               11.526,52
Motor insurance 11/1996                               13.771,00
Assets/Electricity insurance 11-12/1996                6.288,20
Insurance Klitschgasse 11-12/1996                     19.207,80
                                                   ------------
                                                   1.785.125,66
                                                   ============

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                          EXHIBIT III/11


RETAINED EARNINGS

Changes in retained earnings for the business year were the following:

                                                                                    ATS
                                                                               -------------
BALANCE AS OF NOVEMBER 1, 1995                                                  3.544.254,00
Change due to the tax audit (additional allocation of investment
  tax credits for 1991)                                                            18.161,00
Tax free reversal of the investment tax credits of 1992                         1.189.463,40
Reversal of retained earnings                                                  -4.751.878,40
                                                                               -------------
BALANCE AS OF OCTOBER 31, 1996                                                          0,00
                                                                               =============

UNTAXED RESERVES

CHANGES IN VALUATION RESERVE

Allocation to and reversal of the valuation reserve correspond with the fixed asset items and can be seen in Appendix 2 to the Notes.

UNTAXED RESERVES FROM INVESTMENT TAX CREDITS

The investment tax credits are broken down as follows:

                                                          Reversal due
                                                          to expiration  Reversal due
Investment tax          Balance     Increase due to tax     of time/       to early                     Balance
credit for the year      as of      audit                  force major     disposal    New Additions     as of
                      Oct 31, 1995                                                                    Oct. 31, 1996
                          ATS               ATS                ATS           ATS            ATS           ATS
------------------------------------------------------------------------------------------------------------------
1992                  1.059.700,00            131.703,40   1.186.936,40      4.467,00           0,00          0,00
1993                  1.889.145,00             85.744,00           0,00      6.648,00           0,00  1.968.241,00
1994                  1.482.724,00                  0,00       2.527,00          0,00           0,00  1.480.197,00
1995                  1.308.062,00                  0,00           0,00          0,00           0,00  1.308.062,00
1996                          0,00                  0,00           0,00          0,00     305.527,00    305.527,00
                      --------------------------------------------------------------------------------------------
                      5.739.631,00            217.447,40   1.189.463,40     11.115,00     305.527,00  5.062.027,00
                      ============================================================================================

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                          EXHIBIT III/12


OTHER ACCRUALS

Other accruals consist of:

                                    Oct. 31, 1996   Oct. 31, 1995
                                          ATS           ATS
                                    -----------------------------
Accrued consulting                      501.000,00     360.000,00
Accrued litigation                      130.000,00           0,00
Accrued warranty                      2.133.000,00           0,00
Accrued for special salary payments   4.487.830,00   4.582.549,00
Accrued vacation                      4.607.500,00   4.200.352,00
Accrued salaries                        140.166,20           0,00
Other accruals                          785.600,00     528.800,00
                                    -----------------------------
                                     12.785.096,20   9.671.701,00
                                    =============================

As of October 31, 1996 the account "OTHER ACCRUALS" includes the following expenditures relating to the financial period 1995/96:

                                                         ATS
                                                      ----------
Consulting Dr. Wolfel                                  51.200,00
Solidarity fee for disabled                            78.400,00
Datex, costs for on-line computer services            142.000,00
Car and mobile phone expenses                          26.000,00
Telephon expenses                                     143.000,00
Transport costs for fair in Vancouver                   5.000,00
Charges for fair in Vancouver                         220.000,00
Travel expenses                                       120.000,00
                                                      ----------
                                                      785.600,00
                                                      ==========

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                          EXHIBIT III/13


LIABILITIES

The following breakdown shows the maturity of the liabilities as of October 31, 1996 and 1995:

                                   Oct. 31, 1996  Oct. 31, 1995
                                        ATS            ATS
                                   ----------------------------
1.   ADVANCE PAYMENTS RECEIVED      3.838.168,79  44.025.517,81
     thereof payable within 1 year  3.838.168,79  44.025.517,81

2.   ACCOUNTS PAYABLE - TRADE       4.766.850,98  14.850.933,64
     thereof payable within 1 year  4.766.850,98  14.850.933,64

3.   ACCOUNTS PAYABLE - AFFILIATES  7.118.546,00           0,00
     thereof payable within 1 year  7.118.546,00           0,00

4.   OTHER LIABILITIES              6.622.068,72   6.375.034,75
     thereof payable within 1 year  6.622.068,72   6.375.034,75

OTHER LIABILITIES

Other liabilities consist of the following:

                                        Oct. 31, 1996  Oct. 31, 1995
                                             ATS           ATS
                                        ----------------------------
German salary income tax                   208.663,00          0,00
Netting account for tax authorities for
  VAT (Austria)                            954.870,00      1.845,00
  VAT (Austria)                          1.961.550,00  1.761.000,00
  VAT (Germany)                            535.326,00          0,00
  VAT (Switzerland)                        193.234,15    141.578,65
  VAT (Netherlands)                              0,00     23.559,00
Social security payments - federal         164.707,00    244.057,00
Salary income tax payable                  714.633,06  1.101.437,65
Social security payments - local tax       101.575,00    151.091,00
Health insurance (social security)       1.212.961,09  1.254.926,86
Health insurance payable - Germany          71.680,00          0,00
Payables for wages & salaries               49.442,09     28.089,00
Credit from customers                       16.160,02          0,00
Union dues                                   4.006,21     15.243,44
Other payables                             433.261,10  1.652.207,15
                                         --------------------------
                                         6.622.068,72  6.375.034,75
                                         ==========================

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                          EXHIBIT III/14


The following anticipative transactions have been recorded as "other payables" in order not to violate the accrual principle:

                                                                   ATS
                                                                ----------
Mobile phone                                                     12.537,25
Personnel costs for stand-by 10/1996 (including related costs)   68.523,00
Way/time remuneration 10/1996 (including related costs)          68.289,00
Bernegger, tax consulting services 9-10/1996                    101.724,00
Travel expenses 10/1996                                          58.966,85
Overtime 10/1996 (including related costs)                       86.975,00
TC, Insurance remittance                                         25.428,00
Chamber payments 7-9/1996                                         8.074,00
Chamber payments 10/1996                                          2.744,00
                                                                433.261,10
                                                                ==========

DEFERRED INCOME

Deferred income comprises payments received prior to balance sheet date for maintenance services to be rendered in November and December 1996.

LIABILITIES FROM THE USE OF ASSETS NOT SHOWN IN THE BALANCE SHEET
(lease obligations)

The total amount of liabilities arising from leasing contracts not shown in the balance sheet is:

                                                                  ATS
                                                             -------------
for the next year:                                            6.952.319,00
for the next five years:                                     34.159.545,00

1.4 INFORMATION RELATING TO THE INCOME STATEMENT

GENERAL

The income statement is complied using the total cost format.

TELE CONTROL KOMMUNIKATIONS- UND
COMPUTERSYSTEME GESELLSCHAFT mbH, VIENNA                          EXHIBIT III/15


ALLOCATION AND REVERSAL OF UNTAXED RESERVES

Allocation and reversal of untaxed reserves can be seen in Appendix 2 to the Notes (valuation reserve) as well as from the changes in investment tax credits on page 11.

COMMENTS ON THE EFFECT OF THE TAX AUDIT

The adjustments to the balance sheet due to the outcome of the tax audit for the years 1991 to 1993 consist of the following:

                                                              ATS
                                                           ----------
Capitalization of fixed assets (previously expensed -
  book value rolled forward to )                           466.579,00
Change of expected useful lives for fixed assets
  (book value rolled forward to )                          360.924,00
Change of investment tax credits (thereof ATS 18.161,00
  for already reversed investment tax credits that have
  been allocated to retained earnings)                    -235.608,40
Trade income tax not yet accrued                           -26.027,00
VAT adjustment not yet accrued                              -3.402,00
Corporate income tax not yet accrued                       -49.530,00
                                                           ----------
Ordinary business result increase due to tax audit         512.935,60
                                                           ==========

OTHER INFORMATION

EMPLOYEES

During the course of the year the Company employed 104 salaried and 3 waged employees.

BOARD OF MANAGEMENT

The managing director for the business year was Mr. Bruce Longhurst.


Vienna,October 31, 1996                                (signed)

 .......................                          .......................
Location, date                                       Managing Director

102597

STATEMENT OF CHANGES IN FIXED ASSETS

                                                                     Acquisition/Manufacturing Cost
                                                        Balance    Additions  Disposals   Changes due
                                                         as of                           to tax audit
                                                     Nov. 1, 1995
                                                          ATS         ATS        ATS          ATS
                                                     --------------------------------------------------
  I.INTANGIBLE ASSETS
    PATENTS, LICENCES, RENTAL RIGHTS
    0120 Licences                                     2,520,683      199,815      240,566        7,460
    0128 Licences low value assets                       21,622        6,770        7,045            0
    0140 Rental rights                               15,000,000            0            0            0
                                                     --------------------------------------------------
                                                     17,542,305      206,585      247,611        7,460
 II.PROPERTY, PLANT AND EQUIPMENT
    1. LAND AND BUILDINGS
       0200 Land                                         62,700            0            0            0
       0221 Company flat Adolfstorg. 49, Hppt. 11/1   1,176,098            0            0            0
       0250 Leasehold improvements                    4,491,132      831,750            0      272,565
                                                     --------------------------------------------------
                                                      5,729,930      831,750            0      272,565
    2. MACHINERY AND EQUIPMENT
       0400 Equipment & machinery                     8,645,971       69,076      285,239       83,346
       0621 Computer equipment & machinery
              (Computer center)                      15,012,236    1,940,661            0            0
       0622 Computer equipment (administration)         637,382       21,480            0            0
                                                     -------------------------------------------------
                                                     24,295,589    2,031,217      285,239       83,346
    3. OFFICE FURNITURE AND EQUIPMENT
       0550 Office furniture/fixtures                 4,495,567      178,876       48,162      554,262
       0670 Art pieces                                  190,214            0            0            0
       0620 Office equipment                            664,893      100,400       70,020            0
       0680 Low value assets                          7,090,815      414,993      140,657            0
                                                     --------------------------------------------------
                                                     12,441,489      694,269      258,839      554,262
    4. VEHICLES
       0630 Company cars                              2,501,398            0      960,211            0
       0635 Company trucks                              289,246            0            0            0
                                                     --------------------------------------------------
                                                      2,790,644            0      960,211            0
    5. SECURITY SYSTEMS
       0570 Interior-Security system                    265,567            0            0      117,755
                                                     -------------------------------------------------
                                                     45,523,219    3,557,236    1,504,289    1,027,928

III.FINANCIAL ASSETS
    0901 Securities for accrualed                     1,154,247            0            0            0
    severance payments                               --------------------------------------------------
                                                     64,219,771    3,763,821    1,751,900    1,035,388
                                                     ==================================================


                                                               Accumulated   Addition due    Net book        Net book   Depreciation
                                                    Balance    depreciation   to tax audit    value          value         1996
                                                     as of                                 Oct. 31, 1996   Oct. 31, 1995
                                                 Oct. 31, 1996
                                                      ATS           ATS           ATS           ATS          ATS           ATS
                                                  -------------------------------------------------------------------------------
 I. INTANGIBLE ASSETS
    PATENTS, LICENCES, RENTAL RIGHTS
    0120 Licences                                  2,487,392    1,642,882            0        844,510       1,152,084     507,384
    0128 Licences low value assets                    21,347        8,265            0         13,082          13,885       5,002
    0140 Rental rights                            15,000,000    5,000,000            0     10,000,000      11,000,000   1,000,000
                                                  -------------------------------------------------------------------------------
                                                  17,508,739    6,651,147            0     10,857,592      12,165,969   1,512,386
 II.PROPERTY, PLANT AND EQUIPMENT

    1. LAND AND BUILDINGS
       0200 Land                                      62,700            0            0         62,700          62,700           0
       0221 Company flat Adolfstorg. 49,
              Hppt. 11/1                           1,176,098      303,155            0        872,943         904,854      31,911
       0250 Leasehold improvements                 5,595,447    2,040,951      273,245      3,554,496       2,849,363     571,863
                                                  -------------------------------------------------------------------------------
                                                   6,834,245    2,344,106      273,245      4,490,139       3,816,917     603,774
    2. MACHINERY AND EQUIPMENT
       0400 Equipment & machinery                  8,513,154    8,265,279            0        247,875         321,886     145,585
       0621 Computer equipment & machinery
              (Computer center)                   16,952,897    8,437,716            0      8,515,181      10,082,243   3,507,723
       0622 Computer equipment (administration)      658,862      514,179            0        144,683         255,325     132,122
                                                  -------------------------------------------------------------------------------
                                                  26,124,913   17,217,174            0      8,907,739      10,659,454   3,785,430
    3. OFFICE FURNITURE AND EQUIPMENT
       0550 Office furniture/fixtures              5,180,543    3,618,218       87,679      1,562,325       1,803,853     740,202
       0670 Art pieces                               190,214            0            0        190,214         190,214           0
       0620 Office equipment                         695,273      490,556            0        204,717         209,849     105,529
       0680 Low value assets                       7,365,151    5,182,132            0      2,183,019       3,256,665   1,468,091
                                                  -------------------------------------------------------------------------------
                                                  13,431,181    9,290,906       87,679      4,140,275       5,460,581   2,313,822
    4. VEHICLES
       0630 Company cars                           1,541,187      618,219            0        922,968       1,416,987     257,075
       0635 Company trucks                           289,246      144,623            0        144,623         202,472      57,849
                                                  -------------------------------------------------------------------------------
                                                   1,830,433      762,842            0      1,067,591       1,619,459     314,924
    5. SECURITY SYSTEMS
       0570 Interior-Security system                 383,322      250,303            0        133,019         162,582      76,665
                                                  --------------------------------------------------------------------------------
                                                  48,604,094   29,865,331      360,924     18,738,763      21,718,993   7,094,615

III.FINANCIAL ASSETS
    0901 Securities for accrualed                  1,154,247       72,053            0      1,082,194       1,082,194           0
    severance payments                            -------------------------------------------------------------------------------
                                                  67,267,080   36,588,531      360,924     30,678,549      34,967,156   8,607,001
                                                  ===============================================================================

102597                                                                APPENDIX 2


STATEMENT OF CHANGES IN VALUATION RESERVE



                                                Balance      Allocation   Deletions     Reversals        Balance
                                                 as of                                                    as of
                                              Nov. 1, 1995                                             Oct. 31, 1996
                                                  ATS           ATS          ATS           ATS             ATS
                                            -------------------------------------------------------------------------
Licences - low value assets                     13,885.00       6,093.00     2,571.00       4,325.00      13,082.00
Company flat, Adolfstorgasse 49,
  Hppt. 11/1                                   441,032.00           0.00         0.00       8,358.00     432,674.00
Office furniture and equipment                  46,747.00           0.00         0.00      24,613.00      22,134.00
Low value assets                             3,256,665.00     365,050.00    20,548.00   1,418,148.00   2,183,017.00
                                             ----------------------------------------------------------------------
                                             3,758,329.00     371,143.00    23,119.00   1,455,444.00   2,650,907.00
                                             ======================================================================

Breakdown:

  Accelerated depreciation                     487,779.00           0.00         0.00      32,971.00     454,808.00
  Low value assets                           3,270,550.00     371,143.00    23,119.00   1,422,473.00   2,196,099.00

                                 APPENDIX B

                            FINANCIAL STATEMENTS

                                TELE CONTROL

                   For the period ending January 31, 1997
                                 (unaudited)

                                   TELECONTROL
                        Condensed Statement of Operations
                   For the three months ended January 31, 1997
                                 (in thousands)
                                  (unauditied)


                                                             in ATS
                                                             1/31/97
                                                             -------

   Revenues                                                   30,634
   Cost of revenues excluding
       depreciation and amortization                          20,070
                                                             -------
                                                              10,564

   Selling, general  and administrative
       expenses excluding depreciation
       and amortization                                        5,695
                                                             -------
                                                               4,869

   Depreciation and amortization                               2,160
                                                             -------
                                                               2,709

   Interest income                                               467
   Gain on foreign currency
   Interest expense                                               25
                                                             -------
   Income before income taxes                                  3,151

   Income tax expense                                          1,071
                                                             -------
   Net income                                                  2,080
                                                             =======


                                   TELECONTROL
                             Condensed Balance Sheet
                   For the three months ended January 31, 1997
                                 (in thousands)
                                  (unauditied)

                                                               in ATS
                                                              01/31/97
                                                              --------
                              ASSETS
   Current assets:
       Cash and cash equivalents                                9,356
       Trade receivable                                       110,468
       Inventories                                                177
       Prepaid expenses and other current assets                5,878
       Deferred income tax benefit
                                                              --------
   Total current assets                                       125,878

   Property and equipment, at cost:
       Land
       Buildings
       Production and other equipment                          66,387
       Property held for lease
       Construction in Progress

                                                              --------
                                                               66,387
       Less accumulated depreciation and amortization          38,676
                                                              --------
                                                               27,711

   Goodwill

   Other assets                                                 1,082
                                                              --------

                                                              154,671
                                                              ========

         LIABILITIES AND STOCKHOLDER'S EQUITY
   Current liabilities:
       Accounts payable                                        59,065
       Accrued liabilities                                      7,654
       Income taxes payable                                     3,736
                                                              --------
   Total current liabilities                                   70,455

   Credit facility
   Other long-term liabilities                                  3,562
   Deferred income taxes payable                                  901

   Stockholder's equity
       Common stock                                               500
       Additional paid in capital
       Retained earnings                                       79,253
                                                              --------
                                                               79,753
       Less notes receivable from officers for the sale
         of common stock
       Cumulative foreign currency translation adjustment
                                                              --------
   Total stockholders' equity                                  79,753
                                                              --------

                                                              154,671
                                                              ========

                                   TELECONTROL
                        Condensed Statement of Cash Flow
                   For the three months ended January 31, 1997
                                 (in thousands)
                                  (unauditied)


                                                                                       in ATS
                                                                                      01/31/97
                                                                                  -------------
   Operating activities
   Net earnings                                                                          2,080
   Adjustments to reconcile net earnings to net
       cash provided by operating activities:
          Depreciation                                                                   2,160
          Amortization of intangibles
          Gain on disposal of property and equipment
          Stock compensation expense
          Deferred income taxes Foreign currency translation adjustment
          Changes in operating assets and liabilities:
              Accounts receivable                                                      (27,244)
              Inventories                                                                  794
              Prepaid expense and other assets                                          (1,328)
              Accounts payable                                                          31,984
              Accrued liabilities                                                       (5,131)
              Other long term liabilities                                                 (194)
              Income taxes payable                                                      (1,089)
                                                                               ---------------

   Net cash provided by operating activities                                             2,031

   Investing activities
   Proceeds from sales of property and equipment
   Purchases of property and equipment                                                    (275)
   Acquisition costs
                                                                               ---------------

   Net cash used in investing activities                                                  (275)

   Financing activities
   Payments on notes receivables
   Payments of debt
   Repurchase of common stock
   Proceeds of exercise of common stock options
                                                                               ---------------

   Net cash used in financing activities                                                     0

                                                                               ---------------

   Increase in cash and cash equivalents                                                 1,757
   Cash and cash equivalents at beginning of period                                      7,599
                                                                               ---------------

   Cash and cash equivalents at end of period                                            9,356
                                                                               ===============


              NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               AT JANUARY 31, 1997


Austrian Statutory Requirements
These financial statements are the Company's statutory accounts for the quarter ended January 31, 1997.

Basis of Presentation and Accounting Policies
These condensed financial statements are unaudited; however, in the opinion of the directors, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been made. Operating results for the three month period ended January 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. These statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended October 31, 1996 included elsewhere in this current report.

                                   APPENDIX C

                         SCIENTIFIC GAMES HOLDINGS CORP.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

On April 15, 1997, Scientific Games Holdings Corp. (the "Company") acquired through a wholly owned Austrian subsidiary, the shares of capital of Tele Control, an Austrian subsidiary of Autotote Corporation, a United States corporation. The name of Tele Control was changed to Scientific Games Kommunikations-una Computersysteme Gesellschaft mbH ("Tele Control"). Tele Control is an on-line lottery and transaction processing company located in Vienna, Austria, with an international customer base. The office located in Vienna will continue to be utilized by the Company.

The following unaudited pro forma consolidated balance sheet of the Company as of December 31, 1996 is based on the historical consolidated balance sheet of the Company at December 31, 1996 and the balance sheet of Tele Control at October 31, 1996. The Tele Control balance sheet was prepared in accordance with Austrian statutory requirements which may differ from U.S. generally accepted accounting principles. The unaudited pro forma consolidated balance sheet gives effect to the acquisition under the purchase method of accounting and reflects the assumptions and the adjustments described in the accompanying notes.

The unaudited pro forma consolidated balance sheet does not purport to represent the Company's actual financial position that would have been reported had the acquisition occurred on December 31, 1996.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. This unaudited pro forma balance sheet should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto for the year ended December 31, 1996 (as filed on the annual report, Form 10-K) and for the quarter ended March 31, 1997 (as filed on Form 10-Q).

                         SCIENTIFIC GAMES HOLDINGS CORP.
                 Pro-forma Condensed Consolidated Balance Sheet
                                 March 31, 1997
                                  Balance Sheet
                                 (In thousands)
                                   (Unaudited)





                                                                                  TeleControl
                                                                    SGHC          (statutory)                           Pro-forma
                                                                 (unaudited)      (unaudited)                          Consolidated
                                                                  03/31/97          01/31/97     Pro-forma adjustments  (unaudited)
                                                               ----------------  --------------- ---------------------------------


                              ASSETS
   Current assets:
       Cash and cash equivalents                                         9,610      901          (1)        (2,000)        8,511
       Trade receivable                                                 23,064   10,644          (1)        (8,323)       25,385
       Inventories                                                      12,625       17          (1)         2,475        15,117
       Prepaid expenses and other current assets                         1,626      566                                    2,192
       Deferred income tax benefit                                       1,254        0                                    1,254
                                                               ---------------  -------                     ------       -------
   Total current assets                                                 48,179   12,129                     (7,848)       52,460

   Property and equipment, at cost:
       Land                                                              2,521        0                                    2,521
       Buildings                                                        12,043        0                                   12,043
       Production and other equipment                                   69,958    6,397                                   76,355
       Property held for lease                                           1,424        0                                    1,424
       Construction in Progress                                            922        0                                      922
                                                               ---------------   ------                    -------       -------
                                                                        86,868    6,397                          0        93,265
       Less accumulated depreciation and amortization                   34,974    3,727                                   38,701
                                                               ---------------   ------                    -------       -------
                                                                        51,894    2,670                          0        54,564

   Goodwill                                                             23,852        0          (1)        19,676        43,528

   Other assets                                                          5,462      104          (1)         2,660         8,226
                                                               ---------------   ------                    -------       -------

                                                                       129,387   14,903                     14,488       158,778
                                                               ===============   ======                    =======       =======

               LIABILITIES AND STOCKHOLDER'S EQUITY
   Current liabilities:
       Accounts payable                                                  6,894    5,691          (1)        (1,436)       11,149
       Accrued liabilities                                              13,123      737          (1)         2,805        16,665
       Income taxes payable                                              6,064      360          (1)          (191)        6,233
                                                               ---------------   ------                    -------      --------
   Total current liabilities                                            26,081    6,789                      1,178        34,048

   Credit facility                                                           0        0          (1)        23,000        23,000
   Other long-term liabilities                                             501      343                                      844
   Deferred income taxes payable                                         3,529       87                                    3,616

   Stockholder's equity
       Common stock                                                         12       48                                       60
       Additional paid in capital                                       56,832        0                                   56,832
       Retained earnings                                                42,155    7,636          (1)        (9,690)       40,101
                                                               ---------------   ------                    -------      --------
                                                                        98,999    7,684                     (9,690)       96,993
       Less notes receivable from officers for the sale
         of common stock                                                   (71)       0                                      (71)
       Cumulative foreign currency translation adjustment                  348        0                                      348
                                                               ---------------   ------                    -------      --------
   Total stockholders' equity                                           99,276    7,684                     (9,690)       97,270
                                                               ---------------   ------                    -------      --------
                                                                       129,387   14,903                     14,488       158,778
                                                               ===============   ======                    =======      ========


                         SCIENTIFIC GAMES HOLDINGS CORP.
            PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)


The following unaudited pro forma consolidated statements of earnings of the Company for the year ending December 31, 1996 and period ended March 31, 1997 are based in the historical consolidated financial statements of the Company and the financial statements of Tele Control and are presented as if the acquisition had occurred on January 1, 1996. The Tele Control Statements of Earnings were prepared in accordance with Austrian statutory requirements which may differ from U.S. generally accepted accounting principles. The unaudited pro forma consolidated statements of earnings give effect to the acquisition under the purchase method of accounting and reflects the assumptions and the adjustments described in the accompanying notes.

These unaudited pro forma consolidated statements of earnings do not purport to represent the Company's actual results of operations that would have been reported had the acquisition occurred on January 1, 1996.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. This unaudited pro forma statements of earnings should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto for the year ended December 31, 1996 (as filed on the annual report, Form 10-K) and for the three month period ended March 31, 1997 (as filed on Form 10-Q).

                         SCIENTIFIC GAMES HOLDINGS CORP.
                        Pro-forma Statement of Operations
                    For the Three Months Ended March 31, 1997
                      (In thousands except per share data)
                                   (Unaudited)



                                                                TeleControl
                                                 SGHC           (statutory)
                                              (unaudited)       (unaudited)                                   Pro-forma
                                               03/31/97          01/31/97        Pro-forma adjustments      Consolidated
                                            ----------------  ---------------- --------------------------- ----------------


   Revenues                                          45,612             2,769                                       48,381
   Cost of revenues excluding                                               0
       depreciation and amortization                 28,649             1,814                                       30,463
                                            ----------------  ----------------          ---------------    ----------------

                                                     16,963               955                         0             17,918

   Selling, general  and administrative
       expenses excluding depreciation
       and amortization                               5,309               515    (1)               (150)             5,674
                                            ----------------  ----------------          ---------------    ----------------

                                                     11,654               440                       150             12,244

   Depreciation and amortization                      2,590               195    (1)                358              3,143
                                            ----------------  ----------------          ---------------    ----------------

                                                      9,064               245                      (208)             9,101

   Interest income                                       73                42                                          115
   Gain on foreign currency                             151                 0                                          151
   Interest expense                                      51                 2    (1)                241                294
                                            ----------------  ----------------          ---------------    ----------------

   Income before income taxes                         9,237               285                      (449)             9,073

   Income tax expense                                 3,750                97    (1)                (30)             3,817
                                            ----------------  ----------------          ---------------    ----------------

   Net income                                         5,487               188                      (419)             5,256
                                            ================  ================          ===============    ================

   Income per common share                             0.44                                                           0.42
                                            ================                                               ================

   Weighted-average number of common
       and common equivalent shares
       outstanding                                   12,596                                                         12,596
                                            ================                                               ================

                         SCIENTIFIC GAMES HOLDINGS CORP.
                        Pro-forma Statement of Operations
                  For the Twelve Months Ended December 31, 1996
                      (In thousands except per share data)
                                   (Unaudited)



                                                                    TeleControl
                                                     SGHC           (statutory)
                                                   (audited)         (audited)                                    Pro-forma
                                                   12/31/96          10/31/96        Pro-forma adjustments      Consolidated
                                                ----------------  ---------------- --------------------------- ----------------

   Revenues                                             146,620            25,946                                      172,566
   Cost of revenues excluding                                                   0
       depreciation and amortization                     90,442            12,645                                      103,087
                                                ----------------  ----------------          ---------------    ----------------

                                                         56,178            13,300                         0             69,478

   Selling, general  and administrative
       expenses excluding depreciation
       and amortization                                  17,494            10,424    (1)               (600)            27,318
                                                ----------------  ----------------          ---------------    ----------------

                                                         38,684             2,876                       600             42,160

   Depreciation and amortization                          9,133               821    (1)              1,431             11,385
                                                ----------------  ----------------          ---------------    ----------------

                                                         29,551             2,056                      (831)            30,776

   Interest income                                          917               367                                        1,284
   Gain on foreign currency                                 748                 0                                          748
   Interest expense                                         153                 0    (1)                964              1,117
                                                ----------------  ----------------          ---------------    ----------------

   Income before income taxes                            31,063             2,423                    (1,795)            31,691

   Income tax expense                                    12,337               665    (1)               (161)            12,841
                                                ----------------  ----------------          ---------------    ----------------

   Net income                                            18,726             1,758                    (1,634)            18,850
                                                ================  ================          ===============    ================

   Income per common share                                 1.41                                                           1.42
                                                ================                                               ================

   Weighted-average number of common
       and common equivalent shares
       outstanding                                       13,266                                                         13,266
                                                ================                                               ================


                         SCIENTIFIC GAMES HOLDINGS CORP.

               NOTE TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Note A - Pro Forma Adjustments

The pro forma adjustments to reflect the acquisition of Tele Control are as follows:

BALANCE SHEET - AS OF MARCH 31, 1997

1. Pro forma adjustments reflect cash paid for Tele Control, the dividend of the intercompany receivable from the seller, the goodwill which resulted from the excess purchase price over the net assets acquired and the reclassification of previously recorded deferred acquisition costs to goodwill.


STATEMENT OF OPERATIONS - YEAR ENDED DECEMBER 31, 1996 AND
                          PERIOD ENDING MARCH 31, 1997


1. Reflects an increase in interest expense as a result of the cash paid for Tele Control.

2. Reflects the difference in certain management expenses related to the Company's combined operations.

3. Reflects amortization of goodwill associated with the acquisition over a 15 year period.

4. Reflects the adjustment of the income tax provision as a result of adjustments 1 and 2 above.